UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

MOUNT KNOWLEDGE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52664	Not Applicable

(State or other jurisdiction of incorporation or	(Commission File Number)	IRS Employer Identification No.)
organization)

39555 Orchard Hill Place, Suite 600 PMB 6096, Novi, Michigan, 48375
(Address of principal executive offices)

888-682-3038
(Registrant's telephone number, including area code)

N/A
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2010, the Board of Directors of Mount Knowledge Holdings, Inc, (the "Company") approved the execution of an extension of the effective period of the Letter of Intent executed on April 26, 2010 (the "Extension") by and between MOUNT KNOWLEDGE HOLDINGS, INC., a fully reporting public Nevada corporation (the "Purchaser" or "MKHD") and MOUNT KNOWLEDGE USA, INC. ("MTKUSA"), a privately-held Nevada corporation and its Shareholders (the "Shareholders" and together with MTKUSA, collectively hereinafter referred to as the "Sellers"). See our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2010 for a description of the Letter of Intent executed on April 26, 2010.

All of the terms and conditions of the proposed transaction shall be set forth in a definitive agreement (the "Stock Purchase and Share Exchange Agreement") to be executed on or before August 31, 2010 (the "Extended Period"), with a subsequent date of closing (the "Closing Date"), to be mutually agreed upon by Sellers and Purchaser.

The Extension is required for MTKUSA to complete the ongoing Regulation D Rule 506 Private Placement Memorandum (the "PPM") to raise a maximum of $1,500,000 in equity capital in MTKUSA. Both Purchaser and Sellers agree that MTKUSA shall be allowed to continue to raise capital via the PPM until the Closing Date, at which time the Shareholders of record of MTKUSA at such date would be acknowledged and included in the executed Stock Purchase and Share Exchange Agreement.

The descriptions of the terms and conditions of the Letter of Intent set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of such Letter of Intent attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number	Description

10.1	Letter of Intent Dated June 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2010

MOUNT KNOWLEDGE HOLDINGS, INC.

By:	/s/ Daniel A. Carr
Daniel A. Carr
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director